SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549-1004



FORM 8-K/A

AMENDMENT TO CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) December 23, 1994



KEMPER CORPORATION
(Exact name of registrant as specified in its charter)


Delaware               1-10242               36-6169781

(State or other   (Commission File Number)  (I.R.S. Employer
 jurisdiction of                             Identification Number)
 incorporation or
 organization)

One Kemper Drive                                  60049
Long Grove, Illinois                            (Zip Code)
(Address of principal
executive offices)


Registrant's telephone number, including area code (708) 320-4700



                              KEMPER CORPORATION
                                  FORM 8-K/A

The undersigned registrant, Kemper Corporation, hereby amends its Current Report on Form 8-K as filed February 6, 1995 (the "Form 8-K") by replacing the text of the Form 8-K in its entirety with the following:


ITEM 5.  OTHER EVENTS


A.  Sale of Investors Fiduciary Trust Company

On January 31, 1995, Kemper Corporation (the "Company") announced that Kemper Financial Services, Inc. ("KFS"), completed the sale of its 50 percent interest in Investors Fiduciary Trust Company ("IFTC") to State Street Boston Corporation ("State Street"). KFS is a wholly owned subsidiary of Kemper Financial Companies, Inc. ("KFC"), which in turn is approximately 97 percent owned by the Company on a fully converted basis.

IFTC, located in Kansas City, Mo., is a Missouri trust company that was, prior to this transaction, owned equally by KFS and DST Systems, Inc. ("DST"), a subsidiary of Kansas City Southern Industries, Inc. IFTC provides portfolio accounting, custody and transfer agency services to the mutual fund industry. DST also sold its interest in IFTC to State Street.

In exchange for its 50 percent interest in IFTC, KFS received 2,986,111 shares of State Street common stock, subject to certain resale restrictions. The Company expects to record an after-tax gain of approximately $13.5 million in the first quarter of 1995 from the sale. For the year ended December 31, 1994, the Company recorded after-tax operating earnings of $6.5 million from its investment in IFTC.


B.  Letter of Credit Agreement

As previously reported, on December 15, 1994, the Company's wholly owned subsidiary, Kemper Asset Holdings, Inc. ("KAHI"), and five money market mutual funds managed by KFS (each a "Fund" and, collectively, the "Funds") entered into a Put and Call Agreement respecting $198 million in principal amount of County of Orange, State of California 1994-95 Taxable Notes due July 10, 1995 (the "Notes") owned in the aggregate by the Funds.

In January and February, 1995, the Funds received full payments of interest due in those months on the Notes from Orange County.

On January 26, 1995, the Company arranged for the issuance of letters of credit in favor of the Funds to replace the Put and Call Agreement. The letters of credit authorize the Funds to draw if and/or to the extent the County of Orange fails to pay principal and accrued interest on the Notes as and when due. KAHI has agreed to reimburse the issuing banks on demand to the extent the letters of credit are drawn upon. The Company has guaranteed KAHI's obligations to the banks.

In connection with the Notes and the Company's related arrangements to protect the Funds from losses with respect to the Notes, the Company recorded a $19.3 million after-tax charge in 1994 and a $198 million increase in its off-balance-sheet commitments at December 31, 1994.


C.  Annual Meeting of Stockholders

On December 23, 1994, the Company held its previously postponed 1994 annual meeting of stockholders. At the annual meeting, the stockholders reelected management's four nominees to the board of directors.

Of the 34,412,095 shares eligible to vote at the meeting, 29,323,390 shares, or 85.2%, participated. Of the shares participating, more than 93% voted in favor of management's nominees. There were no broker non-votes at the meeting. The results of the voting for directors were as follows:

Election of Directors          For                Withheld
- ---------------------          ---                --------

John T. Chain Jr.           27,357,741            1,846,849
George D. Kennedy           27,357,827            1,846,763
David B. Mathis             27,353,554            1,851,036
Kenneth A. Randall          27,339,608            1,864,982


In addition to the above-named four persons, the board of directors of the Company presently includes the following eight directors whose terms of office continued after the annual meeting: J. Reed Coleman, Raymond F. Farley, John H. Fitzpatrick, Peter B. Hamilton, Charles M. Kierscht, Richard D. Nordman, Stephen B. Timbers and Daniel R. Toll.

At the annual meeting, the stockholders also ratified the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for 1994 by the following vote: 29,004,801 For; 251,016 Against; and 67,573 Abstain.




                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    KEMPER CORPORATION


Date:  February 6, 1995              By: /S/ JOHN H. FITZPATRICK
                                         -----------------------
                                         John H. Fitzpatrick
                                         Executive Vice President and
                                          Chief Financial Officer